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                                                              Exhibit (m)(1)(ii)

                               AMENDED SCHEDULE B

                               with respect to the

                           FOURTH AMENDED AND RESTATED
                          DISTRIBUTION AND SERVICE PLAN

                                       for

                                ING EQUITY TRUST

Name of Fund
------------
ING Equity Dividend Fund
ING Fundamental Research Fund
ING LargeCap Value Fund
ING MidCap Opportunities Fund
ING Index Plus LargeCap Equity Fund
ING Index Plus LargeCap Equity Fund II
ING Index Plus LargeCap Equity Fund III
ING Index Plus LargeCap Equity Fund IV
ING Principal Protection Fund V
ING Principal Protection Fund VI
ING Principal Protection Fund VII
ING Principal Protection Fund VIII
ING Principal Protection Fund IX
ING Principal Protection Fund X
ING Principal Protection Fund XI
ING Principal Protection Fund XII
ING Principal Protection Fund XIII
ING Principal Protection Fund XIV
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Choice Fund
ING Value Choice Fund